Exhibit 4.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

CHIMERA INVESTMENT CORP.,

and

The Lenders Set Forth on Schedule I Hereto

Dated as of June 8 , 2020

TABLE OF CONTENTS

		Page
ARTICLE I

Resale Shelf Registration

Section 1.1	Resale Shelf Registration Statement	1
Section 1.2	Effectiveness Period	2
Section 1.3	Subsequent Shelf Registration Statement	2
Section 1.4	Supplements and Amendments	3
Section 1.5	Subsequent Holder Notice.	5
Section 1.6	Shelf Take-Downs	3
Section 1.7	Piggyback Registration	5

ARTICLE II

Demand Registration Rights

Section 2.1	Right to Demand Registrations	6
Section 2.2	Number of Demand Registrations	6
Section 2.3	Underwritten Offerings Pursuant to Demand Registrations	7
Section 2.4	Withdrawal	7
ARTICLE III

Additional Provisions Regarding Registration Rights

Section 3.1	Registration Procedures	7
Section 3.2	Suspension	11
Section 3.3	Expenses of Registration	11
Section 3.4	Cooperation by Holders	11
Section 3.5	Rule 144 Reporting	12
Section 3.6	Holdback Agreement	12

ARTICLE IV

Indemnification

Section 4.1	Indemnification by Company	13
Section 4.2	Indemnification by Holders	14
Section 4.3	Notification	14
Section 4.4	Contribution	15

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ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is entered into as of June 8, 2020 (this “Agreement”), by and among Chimera Investment Corp., a Maryland corporation (the “Company”), and each of the parties set forth on Schedule I hereto (collectively, the “Lenders”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Lenders and any other party that may become a party hereto pursuant to Section 5.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, pursuant to the Credit Agreement, dated as of June 8, 2020 (as it may be amended from time to time, the “Credit Agreement”), by and among Kali Funding LLC, a Delaware limited liability company, as borrower (the “Borrower”), the Company, as guarantor, the lenders party thereto and Ares Agent Services, L.P., as administrative agent and collateral agent, pursuant to which the Borrower will borrow from the lenders party thereto $400 million aggregate principal amount;

WHEREAS, in connection with the Credit Agreement, the Company is issuing to the lenders party thereto or their Affiliates warrants (the “Warrants”) to purchase an aggregate of 20,300,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, as a condition to the obligations of the Company and the lenders under the Credit Agreement, the Company and the Lenders are entering into this Agreement for the purpose of granting certain registration rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

RESALE SHELF REGISTRATION

Section 1.1 Resale Shelf Registration Statement. Subject to any applicable restrictions on transfer under applicable law, at any time when the Company is eligible to use Form S-3, any of the Ares Lenders and the Fortress Lender, acting as Holders, may request, by providing written notice to the Company (a “Resale Shelf Registration Request”), that the Company file a Registration Statement on Form S-3 (or at the Company’s option if then permitted, an amendment, or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by such Holder pursuant to Rule 415 promulgated under the Securities Act or otherwise (any such registration statement, the “Resale Shelf Registration Statement”). Both the Ares Lenders and the Fortress Lender, acting as Holders, shall each be entitled to deliver one (1) Resale Shelf Registration Request for the filing of a Registration Statement on Form S-3 pursuant to this Section 1.1, as applicable (which, for the avoidance of doubt, shall be separate requests from those related to the Shelf Offerings (Section 1.6), Piggyback Registration (Section 1.7) and Demand Registrations (Section 2.1). As promptly as is reasonably practicable after receipt of a Resale Shelf Registration Request, the Company shall use its commercially reasonable efforts to register all Registrable Securities that have been requested to be registered in the Resale Shelf Registration

Request; provided that the Company shall not be required to file a Resale Shelf Registration Statement pursuant to this Section 1.1 (i) within sixty (60) days following the effective date of any prior Resale Shelf Registration Statement or Demand Registration Statement by any Holder or (ii) if the number of Registrable Securities proposed to be included therein does not either (a) equal or exceed the Minimum Amount (as defined below) (calculated on the basis of the average closing price of a share of the Common Stock on the New York Stock Exchange over the five trading days preceding such Resale Shelf Registration Request) or (b) represent all of the remaining Registrable Securities. Promptly (but in no event later than five (5) Business Days) after receipt by the Company of a Resale Shelf Registration Request, the Company shall give written notice of such Resale Shelf Registration Request to all other Holders and shall include in such Resale Shelf Registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within ten (10) Business Days after the delivery of such written notice of a Resale Shelf Registration Request to such Holders. Subject to Section 3.2, the Company shall use commercially reasonable efforts (i) to file a Resale Shelf Registration Statement within ten (10) Business Days following the expiration of the ten (10) Business Day period specified in the immediately preceding sentence, and (ii) if necessary, to cause such Resale Shelf Registration Statement to become effective as soon as is reasonably practicable thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, promptly, following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or supplement to the related prospectus for such purpose with respect to the Ares Lenders or their Permitted Transferees (collectively, the “Ares Group”), more than one post-effective amendment or supplement to the related prospectus for such purpose with respect to the Fortress Lender or its Permitted Transferees (the “Fortress Group”) or more than one post-effective amendment or supplement to the related prospectus for such purpose with respect to the D Capital Lender or its Permitted Transferees (the “D Capital Group”), in each case within any fiscal quarter.

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become promptly effective under the Securities Act; and

(c) promptly notify such Holder after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Shelf Take-Downs.

(a) Subject to any applicable restrictions on transfer under applicable law, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the

Shelf Registration Statement as may be reasonably necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. Both the Ares Lender and the Fortress Lender, acting as Holders, shall each be entitled to deliver two (2) notices to the Company of its intention to effect a sale or distribution of all or part of its Registrable Securities in a Shelf Offering pursuant to this Section 1.6(a) (including an Underwritten Shelf Take-Down pursuant to Section 1.6(b) below).

(b) Subject to any applicable restrictions on transfer under applicable law, a Holder may, after any Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Shelf Take-Down Notice”) specifying that a Shelf Offering is intended to be conducted through an Underwritten Offering (such Underwritten Offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than $35 million (the “Minimum Amount”) or (ii) launch an Underwritten Shelf Take-Down within the period commencing 20 days prior to the date of the Company’s scheduled earnings release for any fiscal quarter or year and ending one (1) day following the Company’s filing of its annual report on Form 10-K or quarterly reports on Form 10-Q for such fiscal year or quarter, respectively. To the extent an Underwritten Shelf Take-Down is a Marketed Underwritten Offering, the Company shall deliver the Underwritten Shelf Take-Down Notice to the other Holders of Registrable Securities that have been included on such Shelf Registration Statement and permit such Holders to include their Registrable Securities included on the Shelf Registration Statement in such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering if such Holder notifies the Holder delivering the Underwritten Shelf Take-Down Notice and the Company within three (3) Business Days after delivery of the Underwritten Shelf Take-Down Notice to such Holder.

(c) In the event of an Underwritten Shelf Take-Down, the Holder delivering the related Underwritten Shelf Take-Down Notice shall (in the case of a Marketed Underwritten Offering, in consultation with other Holders participating in the Underwritten Shelf Take-Down) select the managing underwriter(s) to administer the Underwritten Shelf Take-Down; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company and the Holders of Registrable Securities participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(d) The Company will not include in any Underwritten Shelf Take-Down pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Holder(s) participating in such Underwritten Shelf Take-Down. In the case of an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, if the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their opinion the number of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or otherwise is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the success of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

Section 1.7 Piggyback Registration.

(a) Except with respect to a Demand Registration (as defined below), the procedures for which are addressed in Article II, if the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), in a manner that would permit registration of the Registrable Securities for sale for cash to the public under the Securities Act, then the Company shall give prompt written notice of such filing, which notice shall be given, no later than seven (7) Business Days prior to the filing date (the “Piggyback Notice”) to the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.7(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within three (3) Business Days after the date of the Piggyback Notice. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 120 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement. The Company may withdraw a Piggyback Registration Statement at any time prior to any sales being made pursuant to the Piggyback Registration Statement without incurring any liability to the Holders.

(b) If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.7 are to be sold in an Underwritten Offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or otherwise is such so as to adversely affect the success of such offering, the Company will include in such Underwritten Offering only such number of securities that can be sold without adversely affecting the success of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the number of Registrable Securities requested to be included in such registration by the Holders, which, in the opinion of such underwriters, can be sold without any such adverse effect, if necessary pro rata among each Holder on the basis of the number of such Registrable Securities requested to be included therein by such Holder; and (iii) third, the Registrable Securities of any other persons with piggyback registration rights who have the right to participate and that have requested to participate in such offering, allocated pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder and its Affiliates (other than the Company) or in such other proportions as shall mutually be agreed to by such selling shareholders.

ARTICLE II

DEMAND REGISTRATION RIGHTS

Section 2.1 Right to Demand Registrations. Subject to any applicable restrictions on transfer under applicable law, a Holder may (but only if there is no Shelf Registration Statement then in effect covering all of the Registrable Securities held by such Holder of the class of securities sought to be registered) request, by providing written notice to the Company, that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (a “Demand Registration”). A request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an Underwritten Offering. As promptly as is reasonably practicable after receipt of a Demand Registration Request, the Company shall, subject to Section 2.3, use commercially reasonable efforts to register all Registrable Securities that have been requested to be registered in the Demand Registration Request; provided that the Company shall not be required to file a registration statement pursuant to this Section 2.1 (a “Demand Registration Statement”) (i) within sixty (60) days following the effective date of any prior Demand Registration Statement for the same class of Registrable Securities by any Holder or (ii) if the number of Registrable Securities proposed to be included therein does not either (a) equal or exceed the Minimum Amount (calculated on the basis of the average closing price of a share of the Common Stock on the New York Stock Exchange over the five trading days preceding such Demand Registration Request in the case of a demand for the registration of offers and sales of Common Stock) or (b) represent all of the remaining Registrable Securities. Promptly (but in no event later than five (5) Business Days) after receipt by the Company of a Demand Registration Request, the Company shall give written notice of such Demand Registration Request to all other Holders and shall include in such Demand Registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within ten (10) Business Days after the delivery of such written notice of a Demand Registration to such Holder. Subject to Section 3.2, the Company shall use reasonable best efforts (i) to file a Demand Registration Statement within 30 days after such Holder’s written request therefor and (ii) to cause such Demand Registration Statement to become effective as soon as practical thereafter.

Section 2.2 Number of Demand Registrations. Each of the Ares Group and the Fortress Group shall be entitled to deliver one (1) Demand Registration Request for the registration of offers and sales of Common Stock held by members of the Ares Group or the Fortress Group, as applicable (which, for the avoidance of doubt, shall be separate requests from those related to Shelf Registration Statement, Shelf Offerings and Underwritten Shelf Take-Downs pursuant to Article I).

Section 2.3 Underwritten Offerings Pursuant to Demand Registrations. In the event of an Underwritten Offering pursuant to a Demand Registration, the Holder delivering the Demand Registration Request (in consultation with other Holders participating in such Underwritten Offering) shall select the managing underwriter(s) to administer such Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. If the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their opinion the number of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or otherwise is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the success of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders, and (ii) second, any other securities of the Company to be sold for its account.

Section 2.4 Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable registration statement (it being understood that, with respect to any such Holder who also requested the Demand Registration pursuant to Section 2.1, such Holder shall be entitled to an additional Demand Registration Request; provided that such Holder pays for any expenses incurred by such Holder with respect to any exercise of the Holder’s withdrawal right pursuant to this Section 2.4 (including, without limitation, legal fees)). Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable registration statement with respect to any Registrable Securities.

ARTICLE III

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 3.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I or Article II, the Company will:

(a) prepare and, as promptly as is reasonably practicable, file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Holders copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d) if requested by the managing underwriter or underwriters, if any, or the Holder(s), as promptly as is reasonably practicable, include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holder(s) may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.1(d) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holder(s) and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Holder(s) or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as is reasonably practicable, notify the Holder(s) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.2, at the request of the Holder(s), as promptly as is reasonably practicable prepare and furnish to the Holder(s) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holder(s) of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holder(s); provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions or file a general consent to service of process in any such jurisdictions where it would not otherwise be required to qualify but for this subsection, (ii) take any action that would subject it to general service of process in any such jurisdictions or (iii) take any action that would subject it to taxation in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement, in each case in accordance with the applicable provisions of this Agreement;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering, including, but not limited to, management presentations (including “electronic road shows” in the nature of management presentations) or investor calls to the extent reasonably necessary to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering (it being understood that the Company and its officers shall not be obligated to participate in any in-person road show presentations);

(j) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter,” dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) “comfort” letters dated the date of pricing of such offering and dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(k) in the event that the Registrable Securities covered by such registration statement are shares of Common Stock, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review, make available for inspection by the Holder(s), any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holder(s) or underwriter (collectively, the “Offering Persons”), at the offices where normally kept or electronically, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement and/or offering; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons. Parties a gree to enter into a customary confidentiality or non-disclosure agreement with respect to confidential information provided by the Company pursuant to this Section 3.1(m). Notwithstanding the foregoing, under no circumstances shall a Holder be permitted to provide any confidential information supplied by the Company to a Credit Party Competitor, even if such Credit Party Competitor is an Affiliate of the Holder.

(n) cooperate with the Holder(s) and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(o) promptly, as is reasonably practicable, notify the Holder(s) (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 3.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(p) The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f), 3.1(o)(ii) or 3.1(o)(iii), the Holders shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable; and

(q) shall take all other reasonable steps, at the written request of the Holders, necessary to effect the registration and offer and sale of the Registrable Securities as required hereby.

Section 3.2 Suspension. (a) The Company shall be entitled, by providing written notice to the Holders, no more than two (2) times in any twelve (12) month period for a period of time not to exceed 90 days in the aggregate, to postpone the filing or effectiveness of a registration statement to sell Registrable Securities or to require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension, in accordance with the specifications set forth in this Section 3.2. Parties agree to enter into a customary confidentiality or non-disclosure agreement with respect to confidential information provided by the Company pursuant to this Section 3.2. If the Company postpones registration of Registrable Securities in response to an Underwritten Shelf Take-Down Notice or a Demand Registration Request or requires the Holders to suspend any Underwritten Offering, the Lenders shall be entitled to withdraw such Underwritten Shelf Take-Down Notice or a Demand Registration Request, as applicable, and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Shelf Take-Down Notice pursuant to Section 1.6 or a Demand Registration Request pursuant to Section 2.1.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or Article II shall be borne by the Company. All Selling Expenses in connection with the sale of Registrable Securities by the Holders of the Registrable Securities shall be borne, pro rata, by such Holders included in such registration.

Section 3.4 Cooperation by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company the number of shares of Common Stock (or any securities convertible, exchangeable or exercisable for Common Stock within 60 days of any such filing) owned by such Holder or Holders, the number of such Registrable Securities proposed to be sold, the name and address of such Holder or Holders proposing to sell, and the distribution proposed by such Holder or Holders as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I and Article II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof; and

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b) so long as a Holder owns any Restricted Securities, furnish to the Holder upon request given in accordance with Section 6.8 (i) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; (ii) a copy of the most recent periodic report of the Company and any other such reports and documents filed by the Company that may be requested by the Holder; and (iii) any other such information or documentation as may be requested by a Holder pursuant to an SEC rule or regulation that permits the sale of securities without registration or pursuant to Form S-3, whichever is applicable (provided, however, that the Company shall not be obligated to provide any document that is publicly filed with the SEC on EDGAR).

Section 3.6 Holdback Agreement. If the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Lenders that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Lenders and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.7, each

Holder participating in such offering shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until up to 90 days from the date of such prospectus.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by Company. The Company shall, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, agents, employees and Affiliates, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation, reasonable attorney’s fees and expenses and any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 4.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 4.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished by or on behalf of any Holder expressly for use in connection with such registration.

Section 4.2 Indemnification by Holders. Each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company and each of its current and former officers, directors, partners, members, managers, shareholders, agents, employees and Affiliates, and each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 4.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 4.2 payable by the Lenders and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the sale of the Registrable Securities giving rise to such indemnification obligation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 4.3 Notification. If any Person shall be entitled to indemnification under this Article IV (each, an “Indemnified Party”), such Indemnified Party shall give notice as promptly as is reasonably practicable to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by as promptly as is reasonably practicable giving written notice to the Indemnified Party after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) such action includes both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party; (iii) the Indemnifying Party shall have failed within a reasonable period of time to employ counsel reasonably satisfactory to the Indemnified Party and assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay or (iv) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article IV only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to appropriate local counsel) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 4.4. Notwithstanding the provisions of this Section 4.4, an Indemnifying Party that is a Holder shall not be required to contribute to any amount in excess of the amount by which the net proceeds to the Indemnifying Party from the sale of the Registrable Securities sold in a transaction that resulted in Losses in respect of which contribution is sought in such proceeding pursuant to this Section 4.4 exceed the amount of any damages such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission (including as a result of any indemnification obligation hereunder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 5.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned only to an Affiliate of such Holder in connection with a transfer of Warrants or Common Stock, as applicable, to such Affiliate; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Affiliate agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company; provided, further, that no transfer is permitted to a Credit Party Competitor, even if such Credit Party Competitor is an Affiliate of the Holder.

Section 5.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I or Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Company and the Holder(s) with respect to which such amendment or waiver is applicable.

Section 6.2 [Intentionally Omitted].

Section 6.3 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 6.4 Assignment. Except as provided in Section 5.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 6.6 Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 6.7 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be shall be heard and determined in the State or Federal courts in the State of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.8 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 6.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.7.

Section 6.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Chimera Investment Corp.

520 Madison Avenue, 32nd Floor

New York, NY 10022

Attn: Philip J. Kardis II

Tel: (212) 626-2300

Email: phillip.kardis@chimerareit.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue NW

Washington, DC 20037

Attn: Robert K. Smith

Tel: (202) 955-1611

Email: rsmith@huntonAK.com

(b)	If to the Ares Lenders at:

APF Holdings I, L.P.

Ares ICOF III Fund (Delaware) LP

Ares ICOF III Mini Master Fund (Cayman) LP

Sonoran Cactus Private Asset Backed Fund, LLC

Ares Credit Strategies Insurance Dedicated Fund Series Interests of the Sali Multi-Series Fund, L.P.

c/o Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attn:    Kevin Alexander

Craig Cortright

Ankur Patel

Brian Hogan

Email:  kralexander@aresmgmt.com

ccortright@aresmgmt.com

akpatel@aresmgmt.com

bhogan@aresmgmt.com

with a copy (which shall not constitute notice) to:

Ares Management LLC

245 Park Avenue, 42nd Floor

New York, NY 10167

Attn:    Joshua Bloomstein

Matthew Jill

Alex Smit

Email:  jbloomstein@aresmgmt.com

mjill@aresmgmt.com

dsmit@aresmgmt.com

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attn: Michael J. Schwartz

Phone: (212) 735-3694

Fax: (212) 777-3694

Email: Michael.Schwartz@skadden.com

(c)	If to the Fortress Lender at:

CF CIC-E LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Telephone 212-798-6100

Attention: David N. Brooks, General Counsel / David Sharpe, Credit Operations

Email: gccredit@fortress.com / creditoperations@fortress.com with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attn: Michael J. Schwartz

Phone: (212) 735-3694

Fax: (212) 777-3694

Email: Michael.Schwartz@skadden.com

(d)	If to the D Capital Lender at:

D Capital Investors LLC

c/o D Capital LLC

61 Morningside Drive

Greenwich, CT 06830

Attn: Patrick Downes

Telephone: (917) 640-4070

Email: pdownes@dcapital.com

with a copy (which shall not constitute notice) to:

Verrill Law

355 Riverside Avenue

Westport, CT 06880

Attn: Cheryl Johnson

Telephone: (203) 299-6775

Email: cjohnson@verrill-law.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 6.11 Expenses. Except as provided in Section 3.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.12 Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise, (a) reference to any Person includes that Person’s successors and assignees and (b) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

CHIMERA INVESTMENT CORP.

By:	/s/ Choudhary Yarlagadda
	Name:	Choudhary Yarlagadda
	Title:	Chief Operating Officer

[Signature Page to Registration Rights Agreement]

APF HOLDINGS I, L.P.

By: APF Management, L.P., its general partner

By: APF Management GP LLC, its general partner

By:	/s/ Joshua Bloomstein
Name:	Joshua Bloomstein
Title:	Authorized Signatory

ARES ICOF III FUND (DELAWARE) LP

By: Ares ICOF III Management LP,
its Investment Manager

By:	/s/ Joshua Bloomstein
Name: Joshua Bloomstein
Title: Authorized Signatory

ARES ICOF III MINI MASTER FUND (CAYMAN) LP

By: Ares ICOF III Management LP,
its Investment Manager

By:	/s/ Joshua Bloomstein
Name: Joshua Bloomstein
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

SONORAN CACTUS PRIVATE ASSET BACKED FUND, LLC

By: Ares Cactus Operating Manager, L.P.,
its Manager

By:	/s/ Joshua Bloomstein
Name: Joshua Bloomstein
Title: Authorized Signatory

ARES CREDIT STRATEGIES INSURANCE DEDICATED FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By: Ares Management LLC, its Investment Subadvisor

By:	/s/ Matthew G. Jill
Name: Matthew G. Jill
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

CF CIC-E LLC

By:	/s/ Scott Silvers
Name: Scott Silvers
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

D CAPITAL INVESTORS LLC

By:	/s/ Patrick Downes
Name: Patrick Downes
Title: Managing Member

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Ares Lenders” means, collectively, the lenders identified on Schedule I as the Ares Lenders.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York City are authorized or required by law or other governmental action to close.

“Closing Date” means June 8, 2020.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Competitor Affiliate” means, with respect to any Credit Party Competitor or any Affiliate thereof, any fund, investment vehicle, regulated bank entity, unregulated lending entity or other Person that is managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Credit Party Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment decisions of the relevant Credit Party Competitor (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to any Credit Party or any Subsidiary thereof.

“Credit Party Competitor” means, for purposes of this Agreement, any Person that is a residential mortgage real estate investment trust, a competitor of the Company (i.e., bidding on or investing in similar assets as the Company), primarily engaged in similar business or activities as the Company, or any Affiliate thereof. Credit Party Competitors shall include New Residential Investment Corp., OneMain Holdings, Inc., and any of their respective Affiliates. Notwithstanding the foregoing, Credit Party Competitors shall not include any Competitor Affiliate identified on the list of Persons delivered by one or more of the initial lenders party to the Credit Agreement to the Borrower prior to the Closing Date in connection herewith.

“D Capital Lender” means the lender identified on Schedule I as the D Capital Lender.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Fortress Lender” means the lender identified on Schedule I as the Fortress Lender.

“Holder” means any Investor holding Registrable Securities.

“Marketed Underwritten Offering” means any Underwritten Offering that includes a customary “electronic road show” or other marketing efforts by the Company and the underwriters, which for the avoidance of doubt, shall not include block trades (it being understood that nothing in this Agreement shall require the Company to participate in any in-person road show).

“Permitted Transferee” means any transferee of a Warrant permitted by such Warrant.

“Person” means and includes any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, statutory trust, series trust, other organization, whether or not a legal entity, Governmental Authority or other entity.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock issued or issuable upon the exercise of the Warrants, acquired pursuant to the rights set forth in Sections 6 and 7 of the Warrants and, in each case, any other equity securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement, reorganization, conversion or similar event; provided, however, that any particular Registrable Securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities are held by the Company or any of its direct or indirect Subsidiaries, (iii) such securities have been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with the terms of this Agreement, (iv) such securities are sold or disposed of (excluding transfers or assignments by a Holder to an Affiliate of such Holder) pursuant to Rule 144 (or any successor or similar provision adopted by the SEC then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met, or (v) as to any Registrable Securities that are Common Stock, at any time such Holder and its Affiliates own less than 1% of the outstanding shares of Common Stock (assuming all Warrants of such Holder and its Affiliates have been exercised).

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I or Article II, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, fees and disbursements of the Company’s independent public accountants, fees and disbursements of the transfer agent, blue sky fees and expenses; and (b) reasonable, documented out-of-pocket fees and expenses (not to exceed $75,000) of one outside legal counsel for all Holders retained in connection with any registration contemplated hereby.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 11 of the Warrant.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and the fees and expenses of any auditor of any Holders or any counsel to any Holders (other than such fees and expenses included in Registration Expenses).

“Shelf Registration Statement” means the Resale Shelf Registration Statement, a Subsequent Shelf Registration Statement or any other shelf registration statement pursuant to which any Registrable Securities are registered, as applicable.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 6.6(b)
Agreement	Preamble
Ares Group	Section 1.5(a)
Borrower	Preamble
Common Stock	Preamble
Company	Preamble
Company Indemnified Parties	Section 4.1
Credit Agreement	Preamble
D Capital Group	Section 1.5(a)
Demand Registration	Section 2.1
Demand Registration Request	Section 2.1
Demand Registration Statement	Section 2.1
Effectiveness Period	Section 1.2
Fortress Group	Section 1.5(a)
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Interruption Period	Section 3.1(o)
Investor	Preamble
Investors	Preamble
Lenders	Preamble
Losses	Section 4.1
Minimum Amount	Section 1.6(b)
Offering Persons	Section 3.1(m)
Piggyback Notice	Section 1.7(a)
Piggyback Registration Statement	Section 1.7(a)
Piggyback Request	Section 1.7(a)
Lenders	Preamble

INDEX OF TERMS

Term	Section
Resale Shelf Registration Request	Section 1.1
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.6(a)
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Underwritten Shelf Take-Down	Section 1.6(b)
Underwritten Shelf Take-Down Notice	Section 1.6(b)
Warrants	Preamble

Schedule I

LENDERS

Ares Lenders

APF Holdings I, L.P.

Ares ICOF III Fund (Delaware) LP

Ares ICOF III Mini Master Fund (Cayman) LP

Sonoran Cactus Private Asset Backed Fund, LLC

Ares Credit Strategies Insurance Dedicated Fund Series Interests of the Sali Multi-Series Fund, L.P.

D Capital Lender

D Capital Investors LLC

Fortress Lender

CF CIC-E LLC